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                                                                 EXHIBIT 23.1
                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Century Communications Corp. on Form S-3 of our report dated August 23, 1994, appearing in the Annual Report on Form 10-K of Century Communications Corp. and subsidiaries for the year ended May 31, 1994, and to the reference to us under the heading 'Experts' in the Prospectus, which is part of this Registration Statement.

                                          DELOITTE & TOUCHE LLP

Stamford, Connecticut
March 2, 1995